EX-99.1.d
AMENDMENT

Dated:	October 26, 1989

To Be Effective	October 26, 1989
TO

ALLSTATE MUNICIPAL INCOME OPPORTUNITIES TRUST
DECLARATION OF TRUST
DATED JUNE 22, 1988

EX-99.1.d
Amendment dated October 26, 1989
to the Declaration of Trust (the
“Declaration”) of Allstate
Municipal Income Opportunities
Trust (the “Trust”) dated June 22,
1988
WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and
WHEREAS, the Trustees of the Trust have deemed it advisable to amend the Declaration with respect to the number of classes of the Trustees and their tenure and terms of office, to be effective on October 26, 1989;
          1. Section 2.2 of Article II of the Declaration is hereby amended so that Section 2.2 shall read in its entirety as follows:
          “Section 2.2 Terms of Office of Trustees.” The Board of Trustees shall be divided into three classes. Within the limits above specified, the number of Trustees in each class shall be determined by resolution of the Board of Trustees. The term of office of all the Trustees shall expire on the date of the first annual meeting of shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of the first class shall expire on the date of the second annual meeting of shareholders or special meeting in lieu thereof. The term of office of the second class shall expire on the date of the third annual meeting of shareholders or special meeting in lieu thereof. The term of office of the third class shall expire on the date of the fourth annual meeting of shareholders or special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring on the date of the third annual meeting of shareholders or special meeting in lieu thereof following such expiration to succeed the Trustees whore terms of office expire. The Trustees shall be elected at an annual meeting on the shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 2.3 of this Article and each Trustee elected shall hold office until his successor shall have been elected and shall have qualified except (a) that any Trustee may resign his trust (without need for prior or subsequent accounting) by an instrument in writing signed by him or her and delivered to the other Trustees, which shall take effect upon such delivery or upon such alter date as is specified therein; (b) that any Trustees after such removal shall not be less than the number require by Section 2.1 hereof) without cause, at any time by written instrument, signed by the remaining Trustees, specifying the date when such removal shall become effective; (c) that any Trustee who requests in writing to be retired or who has become incapacitated by illness or injury may be retired by written instrument signed by a majority of the other Trustees specifying the day of his retirement; and(d) a Trustee may be removed at any meeting of Shareholders by a vote of eighty percent (80%) of the outstanding Shares. Upon the resignation or removal of a Trustee, or his otherwise ceasing to be Trustee, he shall execute and deliver such documents as the remaining Trustees shall require for the purpose of conveying to the Trust or the remaining Trustees any Trust property held in the name of the

EX-99.1.d
resigning or removed Trustee. Upon the incapacity or death of any Trustee, his legal representative shall execute and deliver on his behalf such documents as the remaining Trustees shall require as provided in the preceding sentence.
          2. The Trustees of the Trust hereby reaffirm the Declaration, as amended, in all respects.
          3. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute once and the same document.

EX-99.1.d
IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed this instrument this 26th day of October, 1989.

/s/Jack F. Bennett	/s/Paul Kolton
Jack F. Bennett, as Trustee	Paul Kolton, as Trustee
and not individually	and not individually
141 Taconic Road	401 Merritt 7
Greenwhich, CT 06831	P.O. Box-5116
Norwalk, CT 06856

/s/Robert M. Gardiner	/s/Andrew J. Melton, Jr.
Robert M. Gardiner; as Trustee	Andrew J. Melton, Jr., as Trustee
and not individually	and not individually
Two World Trade Center	Five World Trade Center
New York, NY 10048	New York, NY 10048

/s/John R. Haire	/s/ Albert T. Sommers
John R. Haire, as Trustee	Albert T. Sommers, as Trustee
and not individually	and not individually
439 East 51st Street	16 Bonnie Heights Road
New York, NY 10022	Manhasset, NY 11030

/s/John E. Jeuck	/s/Edward R. Telling
John E. Jeuck, as Trustee	Edward R. Telling, as Trustee
and not individually	and not individually
5807 Dorchester Avenue	Sears, Roebuch, and Co.
Chicago, IL 60637	Sears Tower, 68th floor
Chicago, IL 60684